Exhibit 99.2
1st Quarter 2011 Earnings CallMay 3, 2011 Welcome!

Cautionary Statement The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "plan," "expect," "anticipate," "estimate," "believe," or "continue" or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; difficulties consummating the pending acquisition of the Electrical Products Company of A.O. Smith Corporation that may have a negative impact on our results of operations; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company's Annual Report on Form 10-K filed on March 2, 2011 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward- looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances. 1

2 Mark GliebeChief Executive Officer

Agenda

- Mark Gliebe, CEO – Opening Comments
- Chuck Hinrichs, CFO – Financial Update
- Jon Schlemmer, COO – Products, Markets & Operations Update
- Mark Gliebe – 2nd Quarter Outlook & Current View of EPC Transaction
- Questions & Answers
- Mark Gliebe – Closing Comments

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Opening Comments Improving Economy and 2010 Acquisitions Benefited SalesCommodity Inflation ContinuesAcquisition Related Expenses also Pressured MarginsHVAC First Quarter Demand Strong and Inventories at Desired LevelsSuccessfully Completed Ramu Acquisition 4

5 Chuck HinrichsChief Financial Officer

6 Sales Growth - up 31% in 1Q11$91 million from Acquired CompaniesPrice Increase Realizations Financial Update Gross Profit Commodity Costs IncreasingPrice Increases Lag 1Q 2010 1Q 2010 1Q 2011 1Q 2011 % Change % Change 2Q 2010 2Q 2010 2Q 2011 E % Change Copper Spot Cost per lb. $3.27 $3.27 $4.39 $4.39 34% 34% $3.19 $3.19 $4.25 33% Steel Spot Cost per ton $715 $715 $904 $904 26% 26% $792 $792 $926 17% E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources E = Management Estimates Based on Currently Available Industry Sources

7 Financial Update Capital Expenditures$27.7 million in 1Q11 2011 capital expenditures up to $90 million D&A $21.6 million in 1Q11 Income Tax Rate1Q11 ETR of 31.2% 2011 ETR of 31 - 32% Acquisition Related Costs$7 million in 1Q11$5 million incremental from 1Q10 Balance Sheet as of 4/2/11 Cash of $260 millionTotal Debt of $450 millionNet Debt of $190 million 2Q11 EPS Guidance $1.22 to $1.28

8 Jon Schlemmer Chief Operating Officer

Operations Update Sales Up 31%Strong Mechanical Sales GrowthStrong Asia Based Sales GrowthNorth American Commercial and Industrial Sales up 13%North American HVAC Sales Up 18%Price Increases Helping to Offset Commodity Inflation 9

EPC Update HSR Second Request Received Feb 4, 2011Continuing to Work Cooperatively Through the ProcessExcellent Cultural FitFinance and IT Integration Planning ProceedingRemaining Integration Efforts in Other Functional Areas Awaiting Closing 10

Ramu Acquisition Acquisition Closed April 5, 2011Start Up Company Focused on Development of Switched Reluctance Motor TechnologyProvides Energy Efficiency Without the Need for Permanent MagnetsProfessor Ramu and his Team of Engineers Joining Regal Beloit 11

48 Frame PMAC Motor 48 Frame PMAC Motor Technology Similar to ECMPremium Efficiency LevelsRadial Flux Design Delivers High Torque and Increased Power DensityWide Range of Applications Where Induction Motors are Used 12

New High Speed ECM New High Speed ECM 13 Operating Ranges of 200 to 1800 RPMDelivers 80% EfficiencyUniquely Suited for Niche applications such as:Commercial Kitchen Exhaust Small Duct High Velocity Systems

Summary Comments 14 Jon Schlemmer Chief Operating Officer

15 Mark GliebeChief Executive Officer

2Q Outlook

- 2Q Margins Challenged by Commodity Inflation
- Execution Plans:
  - New Products
  - Productivity Efforts
  - Executing Synergies
  - Contributions from Acquisitions

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EPC Update In HSR ReviewTransaction Anticipated to Close in 2nd QuarterStrong Engagement Between TeamsEPC Business Performed Well in 1Q 17

Financial Impact of EPC Purchase

- Other Than Pre-Closing Transaction Costs, No EPC Impact Included in Guidance
- Additional Financial Information Will Be Provided After Closing
- Purchase Accounting Adjustments
  - Inventory Fair Value Step-up
  - Commodity / Currency Hedge Valuations
  - Goodwill / Intangible Assets Allocation
  - Transaction Expenses

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Questions 19

Henry Knueppel Retirement Henry Knueppel to Retire After 32 Years of ServiceSix Years as CEOTSR Greater Than 100%Thank You Henry! 20

21 Thank You!